AMENDMENT NO. 3
REVOLVING CREDIT AGREEMENT
BETWEEN
MIDAS SERIES TRUST
AND
THE HUNTINGTON NATIONAL BANK
DATED AS OF MAY 29, 2021

AMENDMENT NO. 3
TO
REVOLVING CREDIT AGREEMENT
This AMENDMENT TO THE REVOLVING CREDIT AGREEMENT (“Amendment”) is entered into as of May 29, 2021 by and between MIDAS SERIES TRUST, a Delaware statutory trust (the “Borrower”), executing this Agreement on behalf of itself, and, if applicable, on behalf and for the benefit of those investment series set forth on Exhibit 1.1 (the “Fund(s)” and each, a “Fund”) and THE HUNTINGTON NATIONAL BANK, a national banking association (the “Bank”).
WHEREAS, the Borrower is an open-end registered investment company under the Investment Company Act of 1940, as amended, and the Funds are investment series of the Borrower; and
WHEREAS, the Borrower and Bank have previously entered into a Revolving Credit Agreement dated as of June 18, 2018, (as said Revolving Credit Agreement may be amended, restated or otherwise modified from time to time, the “Agreement”) pursuant to which the Bank makes Loans to the Borrower, for the benefit of the Funds, and makes available a credit facility for the purposes and on the terms and conditions set forth in the Agreement; and
WHEREAS, the Borrower wishes to renew the Agreement for an additional 382 days; and
WHEREAS, the Borrower wished to increase the amount available to the Funds under the credit facility.
NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to this Amendment agree as follows:
Section 1 Amendments
(a) Effective as of the date of this Amendment, Section 2.11 of the Agreement is deleted in its entirety and replaced with the following:
2.11 LIBOR Transition.  On March 5, 2021 the Financial Conduct Authority, the regulatory supervisor of LIBOR’s administrator, announced in a public statement the future cessation or loss of representativeness of the one-month LIBOR tenor setting.  Notwithstanding anything to the contrary in this Agreement or the Loan Documents, Bank may amend this Agreement to replace the LIBO Rate with a Replacement Index and, from time to time, Bank may amend this Agreement to make such technical, administrative or operational changes that Bank reasonably determines are appropriate to reflect the adoption of such Replacement Index and permit the administration thereof by Bank. Any amendment pursuant to this Section shall become effective upon written notice thereof to Borrower, without any further action or consent of Borrower.  As used in this Section:
“LIBOR” means the London interbank offered rate for U.S. dollars.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
"Replacement Index" means the sum of: (x) the alternate index rate (which will be based on the SOFR) that has been selected by Bank and (y) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the one-month tenor of LIBOR with a SOFR-based rate; provided, that if Replacement Index shall be less than 0.50%, such rate shall be deemed to be 0.50% for purposes of this Agreement.
“SOFR” means a rate per annum equal to the secured overnight financing rate published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).
(b) Effective as of the date of this Amendment, Section 5.6 of the Agreement is deleted in its entirety and replaced with the following:
5.6 Fees and Costs.  The Borrower shall (a) pay the Annual Fee and Unused Fee and (b) reimburse the Bank for any and all fees, costs and expenses including, without limitation, reasonable attorneys' fees, other professionals' fees, appraisal fees, expert fees, court costs, litigation and other expenses (collectively, the "Costs") incurred or paid by the Bank or any of its officers, employees or agents on the Borrower's behalf a) in all efforts made to enforce payment of the Obligation(s) or effect collection of any Collateral, (b) in connection with entering into, modifying, amending, and enforcing this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, (c) in maintaining, storing, or preserving any Collateral, or in instituting, enforcing and foreclosing on the Bank's security interest in any Collateral or possession of any premises containing any Collateral, whether through judicial proceedings or otherwise, (d) in defending or prosecuting any actions or proceedings arising out of or relating to the Bank's transactions with the Borrower, or (e) in connection with any advice given to the Bank with respect to its rights and obligations under this Agreement and all related agreements.  Expenses being reimbursed by the Borrower under this section include costs and expenses incurred in connection with:  (i) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of Bank; (iii) taxes, fees and other charges for (A) lien and title searches and title insurance and (B) the filing of any financing statements and continuations, and other actions to perfect, protect, and continue the Bank's security interests; (C) sums paid or incurred to take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; and (D) forwarding loan proceeds, collecting checks and other items of payment, and costs and expenses of preserving and protecting the Collateral.  Costs shall be due and payable upon demand by the Bank.  If the Borrower fails to pay Costs upon such demand, the Bank is entitled to disburse such Costs as Obligations.  Thereafter, the Costs shall bear interest from the date incurred or disbursed at the highest rate set forth in this Agreement.  Borrower hereby acknowledges that the Bank may receive a benefit, including a discount, credit or other accommodation, from its legal counsel in certain other matters based on the fees such counsel may receive as a result of its overall relationship with the Bank, including fees paid in connection with this Agreement.  This provision shall survive the termination of this Agreement.
(c) Effective as of the date of this Amendment, Section 5.9 of the Agreement is deleted in its entirety and replaced with the following:
5.9 Limitation on Fundamental Changes.  The Borrower shall not liquidate, wind up or dissolve itself (of suffer any liquidation) or any Fund, or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property or assets or the property of assets of any Fund in a single transaction or in related transactions, authorize new capital expenditures or make any material change in its present method of conducting business, without the prior written consent of the Bank.
(d) Effective as of the date of this Amendment, the following Exhibits, Schedules and Annexes relating to the Agreement, each of which is attached hereto, are made part of the Agreement, and replace those currently in effect:
Exhibit 1.1 - Participating Funds
Exhibit 1.3 - Specific Terms
Exhibit 2.2 – Revolving Note
Exhibit 3.1 - Certificate of Borrower
Section 2 Tax Matters.
(a) The parties hereto hereby acknowledge and agree that they have entered into this Amendment on an arms-length basis, after bona fide negotiations with respect to the terms hereof, and in connection therewith mutually agree that the fair market value of the Agreement immediately before the modification set forth in Section 1(a) of this Amendment (the “Fallback Amendment”) is substantially equivalent to the fair market value thereof immediately after the modification set forth in the Fallback Amendment.

Section 3. Miscellaneous.
(a) This Amendment supplements and amends the Agreement.  The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.
(b) Each reference to the “Agreement” in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment.  Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect.  No amendment or modification to this Amendment shall be valid unless made in writing and executed by all parties hereto.
(c) All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.
(d) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.
(e) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.
IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amendment by their duly authorized officers as of the date first above written.

MIDAS SERIES TRUST on behalf and for the benefit of those Funds listed on Exhibit 1.1 of the Agreement

By: /s/ Russell Kamerman
Name:  Russell Kamerman

Title:  General Counsel

THE HUNTINGTON NATIONAL BANK

By: /s/ Andrew M. Cardimen
Name:  Andrew M. Cardimen

Title: Senior Vice President

EXHIBIT 1.1
TO REVOLVING CREDIT AGREEMENT
BETWEEN
MIDAS SERIES TRUST
AND
THE HUNTINGTON NATIONAL BANK

Date: June 18, 2018, as amended May 29, 2021

PARTICIPATING FUNDS

Fund	Date Added
Midas Fund	June 18, 2018
Midas Magic	June 18, 2018

EXHIBIT 1.3
TO REVOLVING CREDIT AGREEMENT
BETWEEN
MIDAS SERIES TRUST
AND
THE HUNTINGTON NATIONAL BANK

Fund:	Midas Fund
Midas Magic

Date::	June 18, 2018, as amended May 29, 2021
 June 18, 2018, as amended May 29, 2021

SPECIFIC TERMS
Capitalized terms not otherwise defined in this Exhibit have the meanings specified in the Agreement.  In the event of any inconsistency between this Exhibit and the Agreement, this Exhibit will control.

Section 1 Definitions

Annual Fee means an aggregate per annum fee, assessed each Fund on whose behalf a Loan is made on a pro rata basis, equal to ⅛ of one percent (1.00%) of (a) $6,000,000, or such pro-rated fee as appropriate, with respect to Midas Fund (i) if the Loan matures in less than 364 days following the date of the execution of a Note, subject to a maximum fee of $7,500 or (ii) due to an amendment to this Agreement to increase the Loan Amount, and (b) $5,000,000, or such pro-rated fee as appropriate, with respect to Midas Magic (i) if the Loan matures in less than 364 days following the date of the execution of a Note, subject to a maximum fee of $6,250 or (ii) due to an amendment to this Agreement to increase the Loan Amount.
Interest Rate means the interest rate per annum to be applied to the principal balance outstanding, from time to time, equal to the London Interbank Offered Rate (LIBO Rate) plus one hundred and twenty (120) basis points (one hundred (100) and twenty (20) basis points being equal to one and one-fifth percent (1.20%) per annum).
Investment Adviser means Midas Management Corporation.
Loan Amount means $11,000,000.
Maturity Date means June 15, 2022.
Maximum Amount means, for (a) Midas Fund, the lesser of: (i) $6,000,000 or (ii) 30% of Midas Fund’s daily market value, which market value may be decreased by the exclusion of certain Fund assets or asset classes, as the Bank may decide from time to time in its sole discretion (“Exclusions”); and (b) Midas Magic, the lesser of: (i) $5,000,000 or (ii) 30% of Midas Magic’s daily market value, which market value may be decreased by Exclusions.
Section 2.4 Payment of Interest
First Payment Date means the thirtieth (30th) day of the first month immediately following the date of the execution of a Note.
Section 2.6 Unused Fee
Unused Fee means a fee equal to 1/8% of one percent (12.5 basis points) of the daily excess of the Loan Amount during such partial or full calendar quarter over the outstanding principal balance of the Loan.  Borrower shall pay to Bank the Unused Fee quarterly commencing on June 30, 2021, and on the last day of each quarter thereafter. The Unused Fee shall be computed in the same manner as in Section 2.4 (Payment of Interest).

 EXHIBIT 2.2
TO REVOLVING CREDIT AGREEMENT
BETWEEN
MIDAS SERIES TRUST
AND
THE HUNTINGTON NATIONAL BANK
PROMISSORY NOTE
MIDAS SERIES TRUST, on behalf and for the benefit
of its Participating Funds
$6,000,000 for Midas Fund           Indianapolis, IN
$5,000,000 for Midas Magic  May 29, 2021

MIDAS SERIES TRUST, a Delaware statutory trust (the “Borrower”), on behalf and for the benefit of those investment series set forth on Schedule 1, for value received, hereby promises to pay to the order of THE HUNTINGTON NATIONAL BANK (the “Bank”) at its offices, 45 North Pennsylvania Street, INHP22, Indianapolis, Indiana 46204, in lawful money of the United States of America and in immediately available funds, the principal sum of SIX MILLION AND NO/100 DOLLARS ($6,000,000) with respect to Midas Fund and FIVE MILLION AND NO/100 DOLLARS ($5,000,000) with respect to Midas Magic, or the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower, whichever is less, pursuant to the terms of the Revolving Credit Agreement of even date herewith by and between the Borrower and the Bank (as the same may be amended, restated or otherwise modified from time to time the “Agreement”).  Capitalized terms used herein without definition shall have the meanings given to them in the Agreement.
The Borrower covenants that the funds borrowed by it from the Bank as evidenced by this Note shall be used solely for the benefit of the Borrower.
The principal balance hereof outstanding from time to time shall bear interest at the Interest Rate in effect from time to time.  Interest on each Loan will accrue daily, will be calculated based on a 360‑day year and charged for the actual number of days the principal balance is outstanding.  All outstanding principal and interest shall be payable in accordance with the terms of the Agreement.  Upon and during the continuance of an Event of Default, this Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity), at a rate per annum equal to three percent (3%) above the Interest Rate, until paid, and whether before or after the entry of judgment hereon.
The principal amount of each Loan made by the Bank and the amount of each payment or prepayment made by the Borrower shall be recorded by the Bank on the schedules attached hereto or in the regularly maintained data processing records of the Bank.  The aggregate unpaid principal amount of all Loans set forth in such schedules or in such records shall be presumptive evidence of the principal amount owing and unpaid on this Note.  However, failure by the Bank to make any such entry shall not limit or otherwise affect the Borrower’s obligations under this Note or the Agreement.
This Note is the Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms of the Agreement.  This Note and the obligations evidenced hereby are secured by the Collateral described in the Pledge Agreement and are entitled to the benefits of the Pledge Agreement.  The principal of this Note is payable and/or prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement.  Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next Business Day, and interest shall be payable at the rate specified herein during such extension period.
In no event shall the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that a court determines that the Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of the Borrower, and shall automatically be applied to reduce the amounts due to the Bank from the Borrower under this Note, other than interest, and the provisions hereof shall be deemed amended to provide for the highest permissible rate.  If there are no such amounts outstanding, the Bank shall refund to the Borrower such excess.
The Borrower and all endorsers, sureties, guarantors and other Persons liable on this Note, if any, hereby waive notice of non-payment, demand, presentment or protest in connection with the delivery, performance and enforcement of this Note; consent to one or more renewals or extensions of this Note; and generally waive any and all suretyship defenses and defenses in the nature thereof.
This Note may not be changed orally, but only by an instrument in writing.
This Note is being delivered in, is intended to be performed in, shall be construed and enforced in accordance with, and be governed by the laws of, the State of Ohio without regard to principles of conflict of laws.  The Borrower agrees that the State and federal courts in Franklin County, Ohio or any other court in which the Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to the Borrower at its address described in the Notices section of the Agreement.
BANK AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER BANK OR BORROWER AGAINST THE OTHER ARISING OUT OF THIS NOTE.
Borrower authorizes any attorney at law to appear in any court of record in the State of Ohio or in any other state or territory of the United States of America after the loan evidenced by this Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against the Borrower in favor of the Bank for the amount then appearing due on this Note, together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution.  The Borrower waives any conflict of interest that an attorney hired by the Bank may have in acting on the Borrower’s behalf in confessing judgment against the Borrower while such attorney is retained by the Bank.  The Borrower expressly consents to such attorney acting for Borrower in confessing judgment and to such attorney’s fee being paid by the Bank or deducted from the proceeds of collection of this Note or Collateral security therefor.
WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

MIDAS SERIES TRUST, on behalf and for the benefit of those Funds listed on Schedule 1
By: EXHIBIT – DO NOT SIGN
Name: ______________________________
Title: _______________________________

EXHIBIT 3.1
TO REVOLVING CREDIT AGREEMENT
BETWEEN
MIDAS SERIES TRUST
AND
THE HUNTINGTON NATIONAL BANK
FORM OF CERTIFICATE OF BORROWER
MIDAS SERIES TRUST
CERTIFICATE OF BORROWER
Re: Midas Series Trust $11,000,000 Financing, consisting of $6,000,000 for Midas Fund and $5,000,000 for Midas Magic
From The Huntington National Bank

The undersigned does hereby certify that he is the duly elected, qualified and acting President of MIDAS SERIES TRUST, a Delaware statutory trust (the “Borrower”), and the undersigned does hereby further certify as follows:
1.	Attached hereto, marked Attachment A, is a true and correct copy of the current Declaration of Trust, as in effect on the date hereof certified by the Secretary of the State of Delaware.
2.	Attached hereto, marked Attachment B, is a true and correct copy of the Bylaws of the Borrower, as in effect on the date hereof.
3.
The following persons are the duly elected officers of the Borrower, holding the office set forth opposite their respective names.  Each officer who has executed or will execute any documents in connection with this loan transaction has set forth his or her true and customary signature opposite his name:

Name	Title	Signature
Russell L. Kamerman, Esq.	Secretary, General Counsel, and Chief Compliance Officer	EXHIBIT – DO NOT SIGN
Heidi Keating	Vice President	EXHIBIT – DO NOT SIGN
Donald Klimoski II, Esq.	Assistant Secretary, Assistant General Counsel, and Assistant Chief Compliance Officer	EXHIBIT – DO NOT SIGN
Thomas O’Malley	Treasurer, Chief Financial Officer and Chief Accounting Officer	EXHIBIT – DO NOT SIGN
Mark C. Winmill	Vice President	EXHIBIT – DO NOT SIGN
Thomas B. Winmill, Esq.	Chairman, President, Chief Executive Officer, and Chief Legal Officer	EXHIBIT – DO NOT SIGN
4.
Each officer whose personal signature appears above has been duly authorized by resolution of the board of trustees of the Borrower to execute any and all instruments or documents which he may deem necessary or appropriate in connection with this loan transaction.

5.	Attached hereto, marked Attachment C, is a copy of the resolution authorizing the execution and delivery of any documents in connection with this loan transaction.
6.
The Borrower is in good standing in the state of its formation.  Attached hereto, marked Attachment D, is a certificate of good standing issued within the past thirty (30) days by the Secretary of State of Delaware.

7.
Attached hereto, marked Attachment E, is a certificate executed in the name of the Borrower by an officer of the Borrower certifying that the representations and warranties contained in Section 3 of the Revolving Credit Agreement are true and correct in all material respects as of the date hereof and shall remain true and correct for as long as the Revolving Credit Agreement remains in effect.

IN WITNESS WHEREOF, the undersigned hereby certifies the above to be true and has executed this certificate this 29th day of May, 2021.
EXHIBIT - DO NOT SIGN                                                     Thomas B. Winmill, President

The undersigned does hereby certify that he is the Secretary of the Borrower and does further certify that the signatory above is the President of the Borrower, and that his signature set forth above is his true and customary signature.
EXHIBIT – DO NOT SIGN
Russell Kamerman, Secretary
4850-5786-8011.1